Exhibit 3

        CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE,
               PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS,
          AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF
                                    OF THE
                           SERIES A PREFERRED STOCK
                                      OF
                                   ACC CORP.



      Pursuant  to  Section  151 of the General Corporation Law of the State of

Delaware, ACC Corp., a Delaware  corporation  (  the  "Corporation")  certifies that, pursuant to the authority contained in Article FOUR of its Certificate of

Incorporation,  and  in  accordance  with the provisions of Section 151 of  the

General Corporation Law of the State of  Delaware,  its  Board of Directors has

adopted the following resolutions creating a series of its  Series  A Preferred

Stock, par value $1.00 per share, designated as Series A Preferred Stock:


            RESOLVED, that a series of the authorized $1.00 par value Preferred Stock of this Corporation be hereby created, and that the shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be 10,000, and that the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as set forth in full as follows:


Section 1.  DIVIDENDS.

      A. GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred Stock (the "Series A Preferred") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series A Preferred (a "Share") shall accrue on a daily basis at the rate of 12% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

      B. DIVIDEND REFERENCE DATES. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 1995 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

      C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

Section 2.  LIQUIDATION.

      Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with resect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

Section 3.  PRIORITY OF SERIES A PREFERRED ON DIVIDENDS AND REDEMPTIONS.

      So long as any Series A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

 Section 4.  REDEMPTIONS.

      A. SCHEDULED REDEMPTION. On May 19, 2002 (the "Scheduled Redemption Date"), the Corporation shall redeem all outstanding Shares of Series A Preferred at a price per Share equal to the greater of (i) the Liquidation Value thereof (plus accrued and unpaid dividends thereon) or (ii) the Market Price of the Common Stock into which such Shares of Series A Preferred (on the date which is five days prior to the Scheduled Redemption Date) are convertible on the Schedule Redemption Date.

      B. OPTIONAL REDEMPTIONS. The Corporation may at any time and from time to time redeem all or any portion of the Shares of Series A Preferred then outstanding; provided that the minimum number of shares subject to such redemption shall be the lesser of 100 shares or the number of shares outstanding as of such redemption. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

      C. REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon); provided that, in the case of a redemption pursuant to paragraph 4A, to the extent the amount in subparagraph 4A(ii) exceeds the amount in subparagraph 4A(i), all or a portion of such excess may, at the option of the Corporation's Board of Directors, be paid in the form of Common Stock (valued at the Market Price of the Common Stock on the date which is five trading days prior to the Scheduled Redemption Date) up to and not exceeding a number of shares of Common Stock equal to 20 multiplied by the average daily trading volume of the Common Stock in the public markets for a period of 45 consecutive trading days ending five days prior to the Scheduled Redemption Date and the remainder shall be paid in cash. Such shares of Common Stock shall be applied first to the repayment of Liquidation Value, then to accrued but unpaid dividends. If the funds of the Corporation legally available for redemption of Shares on the Scheduled Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on the Scheduled Redemption Date but which it has not redeemed. Prior to any redemption of Series A Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

      D. NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred (other than a redemption at the request of a holder or holders of Series A Preferred) to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

      E. DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. Except as otherwise provided herein, the number of Shares of Series A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

      F. DIVIDENDS AFTER REDEMPTION DATE. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

      G. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

      H. OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred on the basis of the number of Shares owned by each such holder.

      I. PAYMENT OF ACCRUED DIVIDENDS. Except as provided in paragraph 4J, the Corporation may not redeem any Series A Preferred, unless all dividends accrued on the outstanding Series A Preferred through the immediately preceding Dividend Reference Date have been declared and paid in full.

      J.    SPECIAL REDEMPTIONS.

             (i) If a Change in Control has occurred or the Corporation obtains knowledge that a Change in Control is proposed to occur, the Corporation shall give prompt written notice of such Change in Control describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Control, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series A Preferred may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the greater of (1) the Liquidation Value thereof (plus all accrued and unpaid dividends thereon), (2) the Market Price (as of the date which is five trading days prior to the occurrence of such Change in Control) of the Common Stock into which such Shares of Series A Preferred are convertible on such date or (3) the value of the Common Stock into which such Shares of Series A Preferred are convertible as of the consummation of the Change in Control reflected by the Change in Control transaction, by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Control (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Series A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

            (ii) Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the occurrence of the Change in Control. If any proposed Change in Control does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

           (iii) A "Change in Control" shall be deemed to have occurred at such time as any of the following events shall occur: (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934) owning more than 40% of the Common Stock outstanding immediately after such sale, transfer or issuance or series of sales, transfers and/or issuances or
(b) during any 12-month period, individuals who at the beginning of such period constituted the Corporation's Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a majority vote of the directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Corporation's Board of Directors then in office.

            (iv) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series A Preferred may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holder at a price per Share equal to the greater of (1) Liquidation Value thereof (plus all accrued and unpaid dividends thereon), (2) the Market Price (as of the date which is five trading days prior to the occurrence of such Fundamental Change) of the Common Stock into which such Shares of Series A Preferred are convertible on such date or (3) the value of the Common Stock into which such Shares of Series A Preferred are convertible as of the consummation of the Fundamental Change reflected by the Fundamental Change transaction, by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series A Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

            (v) Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

            (vi) The term "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Series A Preferred are not changed and the Series A Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, no Person or group of Persons (as the term "group" is used under the Securities Act of 1934) owns more than 40% of the Common Stock outstanding immediately after such merger.

Section 5.  VOTING RIGHTS.

      A. ELECTION OF DIRECTORS. So long as at least 3,300 Shares of the Series A Preferred remain outstanding, in the election of directors of the Corporation, the holders of the Series A Preferred, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each Share of Series A Preferred entitled to one vote, shall be entitled to elect one director to serve on the Corporation's Board of Directors until his successor is duly elected by the holders of the Series A Preferred or he is removed from office by the holders of the Series A Preferred. If the holders of the Series A Preferred for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Series A Preferred elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders.

      B. OTHER VOTING RIGHTS. The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

Section 6.  CONVERSION.

      A.  CONVERSION PROCEDURE.

             (i) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect.

            (ii) Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

           (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon).

            (iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering, a Change in Control, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Series A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

             (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                  (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                  (b) a certificate representing any Shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

            (vi) Upon conversion, the accrued and unpaid dividends on the Series A Preferred being converted shall be extinguished and shall no longer be deemed payable.

           (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (viii) The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

            (ix)  The  Corporation  shall  at  all  times  reserve   and   keep
available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

             (x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

      B.   CONVERSION PRICE.

             (i) The initial Conversion Price shall be $16.00. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 6B.

            (ii) If and whenever the Corporation issues or sells, or in accordance with paragraph 6C is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the lowest net price per share (as determined pursuant to paragraph 6C(v) below) at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold.

           (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the granting of stock options to employees or directors of the Corporation and its Subsidiaries or the exercise thereof or the granting of stock appreciation rights, phantom stock rights or other similar rights to employees or directors of the Corporation for (or rights relating to) an aggregate of 1,596,702 shares of Common Stock (976,594 options being currently outstanding) (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations and such number shall include all stock options outstanding as of the date of the Purchase Agreement).

      C. EFFECT ON CONVERSION PRICE  OF  CERTAIN  EVENTS.   For  purposes of
determining the adjusted Conversion Price under paragraph 6B, the following shall be applicable:

             (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants or sells any Option and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of any such Option, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Option, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

            (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

           (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph 6C, if the terms of any Option or Convertible Security which was outstanding as of May 19, 1995 are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

            (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series A Preferred. For purposes of paragraph 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of May 19, 1995 shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after such date.

             (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the
Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

            (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

           (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      D.SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

      E.REORGANIZATION, RECLASSIFICATION, CONSOLIDATION,  MERGER  OR  SALE.
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that the provisions of this
Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

      F.CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series A Preferred.

      G.NOTICES.

             (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of SeriesA Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

            (ii) The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

           (iii) The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

      H. MANDATORY CONVERSION. All of the Shares of issued and outstanding Series A Preferred will be automatically converted to Common Stock at the Conversion Price then in effect without any further action on the part of the Corporation or the holders thereof if, at any time after May 19, 1997, (i) the daily trading volume of the Common Stock in the public markets exceeds 5% of the number of shares of Common Stock issuable upon conversion of all Shares of Series A Preferred for each of 45 consecutive trading days, (ii) no holder of Series A Preferred is subject to any underwriters lockup agreement restricting the transferability of the shares of Conversion Stock issuable upon conversion of such Series A Preferred and (iii) the Market Price of the Common Stock on any of the anniversary dates of the issuance of the Notes set forth below equals or exceeds the corresponding price set forth below (subject to adjustment for stock splits, stock consolidations and stock dividends):

                        2nd Anniversary   $32.00
                        3rd Anniversary   $32.00
                        4th Anniversary   $39.06
                        5th Anniversary   $39.81
                        6th Anniversary   $47.78
                        7th Anniversary   $57.33

            In the event that any measurement of the market price of the Common Stock is to occur on a date between two anniversary dates, the share price amounts above shall be prorated (based upon the number of days elapsed between such anniversary dates).

Section 7.  LIQUIDATING DIVIDENDS.

      If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series A Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series A Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 8.  PURCHASE RIGHTS.

      If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 9.  EVENTS OF NONCOMPLIANCE.

      A. DEFINITION.  An Event of Noncompliance shall have occurred if:

             (i) the Corporation fails to make any redemption payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject, and such failure is not cured within 5 days after the occurrence thereof;

            (ii) the Corporation breaches or otherwise fails to perform or observe any other material covenant or agreement set forth herein or in the Purchase Agreement, and such failure is not cured within 30 days after the earlier of (A) the receipt of notice thereof by the holders of the Series A Preferred or (B) the discovery thereof by the Corporation;

           (iii) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series A Preferred pursuant to the Purchase Agreement, is false or misleading in any material respect on the date made or furnished and such false or misleading representation, warranty or information relates to a material adverse effect on the Corporation and its Subsidiaries, taken as a whole, or fails to disclose a material adverse change on the Corporation and its Subsidiaries, taken as a whole; provided that, notwithstanding the foregoing, in the case of paragraph 5J of the Purchase Agreement, any occurrence, event, transaction or claim which results in any loss, damage or injury to the Corporation and its Subsidiaries in excess of $4,000,000 shall conclusively be deemed to have material adverse effect and be a material adverse change hereunder;

            (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Material Subsidiary or of any substantial part of the assets of the Corporation or any Material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Material Subsidiary and either (a) the Corporation or any such Material
Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

             (v) a judgment in excess of $500,000 is rendered against the Corporation or any Material Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

            (vi) the Corporation or any Material Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

      The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

      B.  CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

             (i) If an Event of Noncompliance of the type described in subparagraph 9A(i), 9A(ii) or 9A(iii) (with respect to paragraphs 5J and 5X of the Purchase agreement only) has occurred and is continuing, the dividend rate on the Series A Preferred shall increase immediately to 15%. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance of the type described in subparagraph 9A(i) or 9A(ii) exists, subject to subsequent increases pursuant to this paragraph.

            (ii) If any Event of Noncompliance of the type described in subparagraph 9A(i), 9A(ii) or 9A(iii) (with respect to paragraphs 5J and 5X of the Purchase Agreement only) has occurred, the Conversion Price on the Series A Preferred shall be reduced immediately by 1/3 of the Conversion Price in effect immediately prior to such adjustment. In no event shall such Conversion Price adjustment be rescinded, and in no event shall there be more than one adjustment pursuant to this subparagraph.

           (iii) If an Event of Noncompliance (other than an Event of Noncompliance of the type described in subparagraph 9A(iv)) has occurred and is continuing, the holder or holders of a majority of the Series A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series A Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption. The amounts payable hereunder with respect to the Series A Preferred shall be the greater of (1) the Liquidation Value of such Series A Preferred and (2) the Market Price (on the date which is five trading days prior to the date of payment) of the Common Stock into which such Series A Preferred is convertible; provided that to the extent the amount in clause (2) above exceeds the amount in clause (1) above, all or a portion of such excess may, at the option of the Corporation's Board of Directors, be paid in the form of Common Stock (valued at the Market Price of the Common Stock on such date) up to and not exceeding a number of shares of Common Stock equal to 20 multiplied by the average daily trading volume of the Common Stock in the public markets for a period of 45 consecutive trading days ending on such date and the remainder shall be paid in cash.

            (iv) If an Event of Noncompliance of the type described in subparagraph 9A(iv) has occurred, all of the Series A Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series A Preferred) at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Series A Preferred upon the occurrence of such Event of Noncompliance.

             (v) If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 10.  REGISTRATION OF TRANSFER.

      The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

Section 11.  REPLACEMENT.

      Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 12.  DEFINITIONS.

      "CHANGE IN CONTROL" has the meaning set forth in paragraph 4J hereof.

      "COMMON STOCK" means, collectively, the Corporation's Common Stock, par value $.015, and any capital stock of any class of the Corporation which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

      "CONVERSION STOCK" means shares of the Corporation's Common Stock, par value $.015 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

      "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

      "FUNDAMENTAL CHANGE" has the meaning set forth in paragraph 4J hereof.

      "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Series A Preferred.

      "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $1,000.

      "MARKET PRICE" of any publicly traded security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 15 days consisting of the day as of which "Market Price" is being determined and the 14 consecutive business days prior to such day. "MARKET PRICE" of any security which is not publicly traded means the fair value of such security determined jointly by the Corporation and the holders of a majority of the Series A Preferred; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Preferred without application of any minority or blockage discounts. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

      "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

      "PERSON" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
      "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

      "PURCHASE AGREEMENT" means the Note and Warrant Purchase Agreement, dated as of May 19, 1995 by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

      "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

      "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

Section 13.  AMENDMENT AND WAIVER.

      No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 14 hereof without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series A Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred or the times at which redemption of Series A Preferred is to occur, without the prior written consent of the holders of at least 66% of the Series A Preferred then outstanding, (b) the Conversion Price of the Series A Preferred or the number of shares or class of stock into which the Series A Preferred is convertible, without the prior written consent of the holders of at least 66% of the Series A Preferred then outstanding or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least 66% of the Series A Preferred then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred then outstanding.

Section 14.  NOTICES.

      Except as otherwise provided hereunder, all notices referred to herein shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight carrier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Be it further

            RESOLVED, that the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President and Chief Financial Officer, the Vice President-Finance, the Treasurer and the Secretary of this Corporation be, and they each hereby are, authorized and directed to execute and file this Certificate of Designations with respect to this Corporation's Series A Preferred Stock with the Secretary of State of the State of Delaware, and to take such further actions and to execute, deliver, certify and file such additional documents in the name of and on behalf of this Corporation as the officers executing the same shall deem necessary or advisable to effectuate the intent of these resolutions in the exercise of their best judgment.


      IN   WITNESS   WHEREOF,  ACC  Corp.  has  caused  this   Certificate   of

Designations, Powers,  Preferences  and  Relative,  Participating,  Optional or

Other  Special  Rights,  and  the  Qualifications,  Limitations or Restrictions

thereof  of  its  Series  A Preferred Stock to be duly executed  by  Arunas  A.

Chesonis, its President and  Chief  Operating  Officer, and attested by Francis

D.R. Coleman, its  Secretary, this 28th day of August, 1995.


                                          ACC CORP.


                                          By: /s/ Arunas A. Chesonis
                                                Arunas A. Chesonis
                                                President  and  Chief Operating
Officer

ATTEST:

/s/ Francis D.R. Coleman
______________________________
Francis D. R. Coleman, Secretary